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As filed with the Securities and Exchange Commission on November 20, 2001

Registration No. 333-71916

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

COPART, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	5012 (Primary Standard Industrial Classification Code Number)	94-2867490 (I.R.S. Employer Identification Number)

5500 E. Second Street
Benicia, California, 94510
(707) 748-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Willis J. Johnson
Chief Executive Officer
Copart, Inc.
5500 E. Second Street
Benicia, California, 94510
(707) 748-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John B. Goodrich, Esq. Thomas J. Lorr, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Thomas R. Brome, Esq. Cravath, Swaine & Moore Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, no par value	4,600,000	$31.265	$143,819,000	$35,955

(1)
Includes 600,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.
(2)
Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices per share of our common stock on October 17, 2001 as reported on The Nasdaq National Market.
(3)
Previously paid.

    This Post-Effective Amendment No. 1 to the Registration Statement filed by Copart, Inc. on form S-3 is being filed subsequent to the effectiveness of the Registration Statement to submit an underwriting agreement.

ITEM 16. EXHIBITS.

    The Registrant hereby modifies Item 16 of Part II of the Registration Statement for the sole purpose of filing a final version of the following exhibit, which has not previously been filed.

Exhibit Number	Description
1.1	Underwriting Agreement dated November 13, 2001.

1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benicia, State of California on this 20th day of November, 2001.

COPART, INC.
By:	/s/ PAUL A. STYER
Paul A. Styer Senior Vice President

    In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ WILLIS J. JOHNSON* Willis J. Johnson	Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2001
/s/ WAYNE R. HILTY* Wayne R. Hilty	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2001
/s/ A. JAYSON ADAIR* A. Jayson Adair	Director	November 20, 2001
/s/ HAROLD BLUMENSTEIN* Harold Blumenstein	Director	November 20, 2001
/s/ JAMES GROSFELD* James Grosfeld	Director	November 20, 2001
/s/ JAMES E. MEEKS* James E. Meeks	Director	November 20, 2001
/s/ MARVIN L. SCHMIDT* Marvin L. Schmidt	Director	November 20, 2001
/s/ JONATHAN VANNINI* Jonathan Vannini	Director	November 20, 2001
*By:	/s/ PAUL A. STYER Paul A. Styer Attorney-in-fact

2

EXHIBIT INDEX

Exhibit Number		Description
1.1		Underwriting Agreement dated November 13, 2001.
5.1	†	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	†	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23.2	†	Consent of KPMG LLP.
24.1	†	Power of Attorney.

†
Previously filed.

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  ITEM 16. EXHIBITS.
SIGNATURES
EXHIBIT INDEX